Exhibit 107
CALCULATION OF FILING FEE TABLE

FORM S-8
(Form type)

APPLE INC.
(Exact name of Registrant as specified in its charter)

Table I: Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Apple Inc. 2022 Employee Stock Plan (1)	Equity	Common Stock, $0.00001 par value per share	Rule 457(c) and 457(h)	510,000,000	$243.26	$124,062,600,000(2)	$153.10 per million dollars	$18,993,984.06
	Total Offering Amounts					$124,062,600,000		$18,993,984.06
	Total Fee Offsets							$—
	Net Fee Due							$18,993,984.06

(1)	Consists of 510,000,000 shares of Common Stock that are issuable under the 2022 Employee Stock Plan pursuant to its terms.
(2)
Estimated solely for purposes of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Stock Market LLC on September 19, 2025.